Exhibit 99.1
For further information, contact
Jack B. Lay
Senior Executive Vice President
and Chief Financial Officer
(636) 736-7000
FOR IMMEDIATE RELEASE
RGA ANNOUNCES CHANGE TO RECORD DATE
     ST. LOUIS, February 2, 2010 — Reinsurance Group of America, Incorporated (NYSE: RGA) announces that, further to the dividend declaration in the press release issued on February 1, 2010, the dividend record date has been changed to Tuesday, February 9, 2010. The dividend payment date of February 25, 2010 remains unchanged.
     For further information, please contact Investor Relations at +1-636-736-7243 or by email at investrelations@rgare.com.